LEASE

THIS INDENTURE made the 25th day of July, 2014,
IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

BETWEEN:

MENKES GTA INDUSTRIAL HOLDINGS INC.

(the **"Landlord"**)

OF THE FIRST PART

AND:

GOUDAS FOOD PRODUCTS & INVESTMENTS LIMITED

(the **"Tenant"**)

OF THE SECOND PART

AND:

AC SIMMONDS AND SONS INC.

(the **"Indemnifier"**)

OF THE THIRD PART

WITNESSETH that in consideration of the rents, covenants and agreements herein contained on the part of the Tenant, the Landlord hereby leases to the Tenant the lands and premises outlined in red on Schedule "A" attached hereto, being known municipally as 10 Sun Pac Boulevard, Brampton, Ontario and all rights and appurtenances appertaining thereto, the said lands, premises, rights and appurtenances being hereinafter sometimes collectively referred to as the **"Demised Premises"** or the **"Premises"**, being a building containing approximately 349,614 square feet.

TERM

TO HOLD the Premises for the term of fifteen (15) years (the **"Term"**), from September 1, 2014 (the **"Commencement Date"**) until August 31, 2029, unless such Term shall be sooner terminated as hereinafter provided.

RENT

THE TENANT SHALL PAY yearly and every year during years one (1) to two (2) of the within Term the sum of $1,748,070.00 per annum of lawful money of Canada in twelve (12) equal monthly instalments of $145,672.50, in advance, the first of such instalment to become due and payable on September 1, 2014;

THE TENANT SHALL PAY yearly and every year during years three (3) to four (4) of the within Term the sum of $1,835,473.50 per annum of lawful money of Canada in twelve (12) equal monthly instalments of $152,956.13, in advance, the first of such instalment to become due and payable on September 1, 2016;

THE TENANT SHALL PAY yearly and every year during years five (5) to six (6) of the within Term the sum of $1,922,877.00 per annum of lawful money of Canada in twelve (12) equal monthly instalments of $160,239.75, in advance, the first of such instalment to become due and payable on September 1, 2018;

THE TENANT SHALL PAY yearly and every year during years seven (7) to eight (8) of the within Term the sum of $2,010,280.50 per annum of lawful money of Canada in twelve (12) equal monthly instalments of $167,523.38, in advance, the first of such instalment to become due and payable on September 1, 2020;

THE TENANT SHALL PAY yearly and every year during years nine (9) to twelve (12) of the within Term the sum of $2,097,684.00 per annum of lawful money of Canada in twelve (12) equal monthly instalments of $174,807.00, in advance, the first of such instalment to become due and payable on September 1, 2022; and

THE TENANT SHALL PAY yearly and every year during years thirteen (13) to fifteen (15) of the within Term the sum of $2,185,087.50 per annum of lawful money of Canada in twelve (12) equal monthly instalments of $182,090.63, in advance, the first of such instalment to become due and payable on September 1, 2026;

(the **"Base Rental"**).

AND FURTHER PAYING as additional rental the moneys and other charges, costs and expenses herein provided to be paid by the Tenant at the several times when they become payable.

IF THE TERM COMMENCES on any day other than the first or ends on any day other than the last day of the month, the Base Rental and additional rental for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata. All Base Rental payments shall be payable on the first of each month.

PREPAID RENT

THE LANDLORD ACKNOWLEDGES receipt from the Tenant a series of post-dated cheques in the amounts and dated as follows:

1) July 28, 2014: $293,005.67 (inclusive of HST) towards the payment of Base Rental and the additional rental for August, 2029;

2) August 15, 2014: $251,853.19 (inclusive of HST) towards the payment of Base Rental and the additional rental for September, 2014;

3) September 1, 2014: $251,853.19 (inclusive of HST) towards the payment of Base Rental and the additional rental for December, 2014;

4) September 30, 2014: $251,853.19 (inclusive of HST) towards the payment of Base Rental and the additional rental for May, 2015.

SECURITY DEPOSIT

Deleted intentionally

POST-DATED CHEQUES

THE TENANT SHALL DELIVER to the Landlord, prior to the Tenant taking possession of the Premises 12 post-dated cheques, each in an amount equal to the monthly Base Rental, plus the additional rental payments plus applicable H.S.T. required under this Lease. One month prior to the first and subsequent anniversaries of this Lease, the Tenant agrees to deliver 12 post-dated cheques to the Landlord.

ARTICLE 1.00 - TENANT'S COVENANTS

The Tenant covenants with the Landlord as follows:

1.1 **Rent**

During the Term, to pay to the Landlord the Base Rental hereby reserved and all additional rental in the manner and at the times herein provided, without deduction, abatement or set-off, all Base Rental and additional rental in arrears

to bear interest at 3% above the Bank of Nova Scotia prime rate for favoured borrowers from time to time to be determined and calculated on the first day of each month. The Landlord shall be entitled to charge the Tenant a late processing fee for any late payment of Base Rental or additional rent due under this Lease.

No payment by the Tenant or receipt by the Landlord of a lesser amount than the Base Rental and additional rental from time to time due shall be deemed to be other than on account of the earliest stipulated Base Rental and additional rental due, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque or payment of Base Rental or additional rental be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance of such Base Rental or additional rental or pursue any other remedy provided in this Lease.

1.2 <u>Taxes</u>

To pay to the Landlord in each and every year during the Term as additional rental:

(a) all taxes, rates, duties and assessments whatsoever including local improvement rates, whether municipal, parliamentary or otherwise, now charged, levied, rated or assessed, or hereafter to be charged, levied, rated or assessed against the Demised Premises and the lands thereunder of which the Demised Premises form part, or against the Landlord, or any similar taxes not now in existence or contemplated at any time during the Term by any competent governmental or municipal body in addition to, or in lieu of, the taxes, rates, duties or assessments hereinbefore referred to and including Capital Tax as defined herein, Commercial Concentration Tax and Large Corporations Tax;

(b) if the taxes in respect of the Demised Premises shall be increased by reason of any installations made in or upon, or any alteration made in or to the Demised Premises by the Tenant, the amount of such increase;

(c) if the Tenant or any person, firm or corporation occupying the Demised Premises or any part thereof shall elect to have the Demised Premises or any part thereof assessed for separate school taxes, the amount by which the separate school taxes exceed the amount which would be payable by the Landlord for school taxes, had such election not been made;

(d) all taxes, rates, duties and assessments whatsoever, including local improvement rates now charged, levied, rated or assessed, or hereafter to be charged, levied, rated or assessed upon or in respect of the Outside Areas and Facilities and including, but without limiting the generality of the foregoing, all business taxes, if any, from time to time payable by the Landlord in respect of the Outside Areas and Facilities or any part thereof;

(e) in addition to the Base Rental and additional rental payable hereunder, the Tenant covenants and agrees to pay to the Landlord, (acting as agent for the taxing authority, if applicable), or directly to the taxing authority (if required by the applicable legislation), in the manner specified by the Landlord, the full amount of all goods and services taxes, sales taxes, value-added taxes, multi-stage taxes, business transfer taxes, and any other taxes imposed on the Tenant in respect of the Base Rental payable by the Tenant under this Lease, or in respect of the rental of space by the Tenant under this Lease (collectively and individually called "H.S.T."). H.S.T. is payable by the Tenant whether characterized as a goods and services tax, sales tax, value-added tax, multi-stage tax, business tax or

otherwise. H.S.T. so payable by the Tenant will: (i) be calculated by the Landlord in accordance with the applicable legislation; (ii) be paid by the Tenant at the same times as the amounts to which the H.S.T. applies are payable to the Landlord under the terms of this Lease (or upon demand at such other time or times as the Landlord from time to time determines); and (iii) despite anything else contained in this Lease, be considered not to be Base Rental, but the Landlord shall have all the same remedies for and rights of recovery with respect to such amounts as it has for non-payment of Base Rental under this Lease or at law; and

(f) If, during the Term or any renewal thereof, any method of taxation should be altered, or any new type of tax shall be created affecting the Demised Premises or the lands, or the Tenant's occupation thereof, then all such taxes shall be included in determining the tax payments payable by the Tenant.

1.3 **Method of Payment of Taxes**

The tax payments required to be made by the Tenant to the Landlord under the provisions of Section 1.2 shall be estimated by the Landlord, and the Tenant shall pay to the Landlord in addition to the monthly payments of Base Rental hereinbefore reserved, 1/9th of the estimated annual tax payments in the months of January to September, both inclusive, in each calendar year with an adjustment being made as hereinafter set forth. If not so available, then such amount shall be estimated by the Landlord and when the property tax bill respecting the entire lands and the Demised Premises is received by the Landlord for each year, the Tenant shall forthwith pay to the Landlord such additional sums as may be required in order that out of such monthly additional payments, the Landlord may pay the whole amount of the annual taxes as the instalment thereof fall due; and if the monthly additional payments so paid by the Tenant to the Landlord exceed in total the Tenant's annual property tax bill with respect to the entire lands and the Demised Premises, then the excess shall be adjusted by the Landlord in favour of the Tenant by applying such excess on account of the monthly additional property tax payments payable by the Tenant in the succeeding or subsequent year or years and in such succeeding, additional or subsequent year or years such monthly additional payments shall be reduced accordingly. The Landlord shall forward to the Tenant copies of all notices or tax bills relating to the imposition of property taxes or other charges required hereunder to be paid as to part or all thereof by the Tenant. In the event the Landlord is unable to obtain or determine a separate allocation of taxes payable by the Tenant under this Lease, the Landlord shall have the right to make an allocation, but shall be obligated to act reasonably and not arbitrarily.

"Capital Tax" shall mean an imputed amount presently or hereinafter imposed from time to time on the Landlord and payable by the Landlord (or any corporation acting on behalf of the Landlord) and which is levied or assessed against the Landlord on account of its ownership of or capital employed in the building. Capital Tax shall be the amount of any capital or place of business tax levied by the provincial government, federal government or any other applicable taxing authority against the Landlord with respect to the building, whether or not known as Capital Tax, Large Corporations Tax or any other name.

1.4 **Utilities**

In each and every year during the Term, to pay, satisfy and discharge directly or indirectly all charges in connection with water, electrical current, gas, rental charges for gas or electrically operated hot water heaters and other public or private utilities or services extraordinary as well as ordinary, supplied at any time to the Demised Premises.

1.5 **Indemnity by Tenant**

To indemnify and keep indemnified the Landlord in respect of all losses, costs, charges, penalties and expenses occasioned by or arising from the non-payment of any and every tax, rate, assessment, charge, expense or fee, including any business or similar tax assessed against the Tenant or any subtenant or licensee or other persons occupying the Demised Premises or any part thereof and provided that the same shall not be a charge on the Demised Premises or in any way the ultimate responsibility of the Landlord, unless the same shall have already been paid by the Tenant to the Landlord.

1.6 **Maintenance**

To repair, replace and maintain the Demised Premises or any part thereof, excepting only reasonable wear and tear not inconsistent with the maintenance of the interior finishing of the Demised Premises suitable as a first-class industrial building and hazards covered by the Landlord's "all risks" insurance policy as provided herein and, without limiting the generality of the foregoing, the Tenant shall keep the Demised Premises in such condition as a careful and prudent owner would do, including the replacement of electrical light bulbs, tubes and starters and ballasts, and including the shampooing of all carpets yearly and painting the Demised Premises yearly. Provided further the Tenant shall maintain all equipment and systems of any nature in the Demised Premises and those supplying services to the Demised Premises at such time or times when the Landlord shall advise and shall procure and continue maintenance programmes to such of the equipment and systems as the Landlord may require, in its sole discretion.

Provided further that if any repairs, replacements or maintenance which are required to be performed by the Tenant under the terms of this Lease and are not performed when required, then the Landlord, in its sole discretion, shall be entitled to perform such repairs, replacements or maintenance entirely at the cost of the Tenant and the cost of same shall be paid forthwith by the Tenant to the Landlord upon demand. The cost of same shall be considered to be additional rental under this Lease.

Provided further that upon the expiration or earlier termination of this Lease, the Landlord may inspect the said equipment and systems and if the equipment and systems require maintenance, repair or replacement then, the Landlord shall be entitled to perform such maintenance, repair or replacement at the cost of the Tenant and upon demand, the Tenant shall pay the entire cost to the Landlord forthwith as additional rental.

1.7 **Inspection by Landlord**

It shall be lawful for the Landlord and its agents, at all reasonable times during the Term, to enter the Demised Premises to inspect the condition thereof and the Tenant shall comply with all reasonable requirements of the Landlord with respect to the care, maintenance, replacement and repair thereof, excepting only reasonable wear and tear not inconsistent with the maintenance of the interior finishing of the Demised Premises suitable as a first-class industrial building and hazards covered by the usual extended form of fire insurance policy. Where an inspection reveals repairs or replacements are necessary, the Landlord shall give to the Tenant notice in writing and thereupon the Tenant will, within 30 days from the date of delivery of the notice, make the necessary repairs or replacements in a good and workmanlike manner. In an emergency, the Landlord may enter the Demised Premises without notice.

1.8 **Condition of Demised Premises at Expiration**

Subject to the provisions of this Lease, upon expiration or earlier termination of the Term, the Tenant will, without compensation to the Tenant, peaceably surrender, quit and deliver up the Demised Premises to the Landlord in a good state of repair and maintenance, excepting only reasonable wear and tear not inconsistent with the maintenance of the interior finishing of the Demised Premises suitable as a first-class industrial building, and hazards covered by the usual extended form of fire insurance policy. The Tenant shall be fully responsible for any damage to the Demised Premises not excepted under this provision. The Landlord at its option may rectify such damage at the cost of the Tenant and the Tenant failing to perform, the Tenant shall pay to the Landlord forthwith upon demand such cost, which cost shall also include an administration fee, with interest calculated from the date of demand at 3% above the Bank of Nova Scotia prime rate for favoured borrowers from time to time to be determined and calculated on the first day of each month, with the minimum charge being $200.00.

1.9 **Compliance with Fire and Other Regulations**

To promptly comply with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time, or at any time in force during the Term and affecting the condition, equipment, maintenance, use or occupation of the Demised Premises and with every applicable regulation, order and requirement of the Insurance Advisory Organization (the **"I.A.O."**) or any body having a similar function or any order, request or demand of any municipal fire department or other similar body, or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the Term. Such work shall be performed by the Tenant forthwith upon demand and failure of the Tenant to complete such work within a reasonable period of time after such demand, shall entitle the Landlord, at its sole option and in its sole discretion, to terminate this Lease or to perform such work at the cost of the Tenant and charge back the costs to the Tenant as additional rental, together with an administration fee with interest calculated from the date of demand at 3% above the Bank of Nova Scotia prime rate for favoured borrowers from time to time to be determined and calculated on the first day of each month, and the Tenant shall pay such sum forthwith upon demand as additional rental, with the minimum charge, being $200.00.

1.10 **Notice of Damage**

In the event of any damage to the Demised Premises by any cause, to give notice in writing to the Landlord of such damage forthwith upon the same becoming known to the Tenant.

1.11 **Entrances**

At its own expense, to keep entrance-ways and all steps and platforms leading thereto clear of all snow, ice and debris.

1.12 **Nuisances**

That it will not carry on or permit to be carried on in or about the Demised Premises any business or activity which shall be deemed by the Landlord, in its sole discretion, to be a nuisance, nor will it omit to do, or permit to be omitted to be done anything in respect of the Demised Premises, the omission of which shall, be deemed to be a nuisance. The Tenant covenants and agrees that it will not permit any smells or materials of any kind to escape from the Premises and covenants that its intended use will not breach this covenant.

The Tenant covenants not to bring or allow to be deposited, added, emitted or discharged upon the Premises or any part thereof, any contaminant (as that term is defined in the Environmental Protection Act, R.S.O. 1990, as amended) or any hazardous substance including, but not limited to, pollutants, dangerous substances, liquid waste, industrial waste, hauled liquid waste, toxic substances, hazardous waste, hazardous materials, foreign materials or objectionable materials.

The Tenant shall keep the Premises and every part thereof free of any and all contaminants and hazardous or dangerous substances and will at its own cost and expense, take all necessary steps to remove such contaminants and substances from the Premises and restore the Premises so as to comply in all material respects with all federal, provincial and local environmental laws and regulations. The Tenant covenants and agrees to protect, indemnify and hold the Landlord harmless and pay all expenses and reasonable legal fees incurred or paid by the Landlord in connection with any breach of this Article. The Tenant further covenants and agrees to pay all costs and legal fees (on a solicitor and his own client basis), that may be incurred or paid by the Landlord in enforcing the terms set forth in this Article. The indemnity contained herein shall survive the expiration or earlier termination of the Term of this Lease.

1.13 __Use of Demised Premises__

The Demised Premises shall be used only for the purpose of warehousing, distribution, production and packaging of food products and general office that will include a presentation centre and showroom, and no other assignee or sublessee shall use the Demised Premises for any other purpose whatsoever without written consent of Landlord. The Demised Premises shall not be used for any auction sales, bankruptcy sales, going out of business sales, or any other sales whatsoever or any business which would, in the opinion of the Landlord, tend to alter or lower the character of the Building.

1.14 __Inspection by Mortgagees__

During the Term any stranger or strangers who are prospective purchasers or mortgagees, or within the last 12 months of the Term prospective tenants may inspect the Demised Premises or any part thereof at reasonable times on producing an order to that effect signed by the Landlord, provided that such inspections shall not impinge on the classified nature of the business of the Tenant, if any.

During the last twelve (12) months prior to the expiration of the Term or any renewal thereof, the Tenant covenants and agrees to deliver forthwith to the Landlord upon demand, a key to the Premises to permit entry by the Landlord to show the Premises to prospective tenants.

1.15 __Heating__

To assume the sole responsibility for the condition, repair, operation, maintenance, replacement of the heating equipment and air-conditioning equipment, (if any), and to heat or air-condition the Demised Premises with the heating equipment and air-conditioning equipment, (if any), within the Demised Premises supplied by the Landlord at the Tenant's own expense.

Notwithstanding the above, the Landlord may at its option procure an inspection and maintenance contract for the HVAC and Unit heaters and charge back the cost of same as part of common expenses in paragraph 1.22 herein. The cost of any repairs and replacements required as a result of such inspections shall be paid by the Tenant payable immediately upon invoice in the manner of additional rent.

1.16 **Assigning and Subletting**

That it will not assign, sublet, licence or part with the possession of the Demised Premises or any part thereof, or share the occupation of the Demised Premises, or any part thereof, without the consent of the Landlord in writing first had and obtained, such consent not to be unreasonably or arbitrarily withheld. Provided that as a condition of the granting of its consent, the Landlord may require any assignee, subtenant, licensee or occupant of the Demised Premises to execute an agreement whereby he, it or they attorn to and become the tenants of the Landlord as if he, it or they had executed this Lease. The Tenant shall furnish to the Landlord copies of any assignment, sublease, licence or other agreement herein contemplated; provided that no assignment, subletting, licensing or parting with possession of the Demised Premises shall in any way release or be deemed to release the Tenant (or any guarantor hereof) from their obligations under the terms of this Lease. Provided further that the proposed assignee, subtenant, licensee or occupant of the Demised Premises shall be required to provide financial statements or other financial information as the Landlord may require. It is agreed that the Landlord may consider in determining whether to grant consent, among other matters, the following: the personal and business history of the proposed assignee, occupant sublessee and its key employees. The Tenant agrees to pay the reasonable legal fees of the Landlord's solicitor relating to the preparation of the Landlord's consent, and determination as to whether to give the consent.

If the Tenant herein is a private corporation and if by sale, transfer or other dispositions of its shares, the control of such corporation is altered so that 51% of the shares are transferred in any manner, then same shall be deemed as an assignment and the provisions of this Section 1.17 shall apply. The Tenant covenants and agrees to advise the Landlord forthwith if such a transfer is contemplated.

In the event of any subletting by the Tenant by virtue of which the Tenant receives a rental in the form of cash, goods, services or other considerations from the subtenant which is higher than the rental payable hereunder to the Landlord for the premises sublet, the Tenant shall pay any such excess to the Landlord in addition to all rentals and other costs payable hereunder, and such excess for the period of time during which the said subtenant remains in possession of the premises sublet to it.

If the Tenant herein shall receive from any assignee of this Lease, either directly or indirectly, any consideration for the assignment of this Lease, either in form of cash, goods or services, the Tenant shall forthwith pay an amount equivalent to such consideration to the Landlord and same shall be deemed to be further additional rental hereunder.

In the event of any proposed assignment or subletting of the Demised Premises by the Tenant, the Landlord shall not be obligated to consider such a proposal nor be required to consent to same, unless the Base Rental payable by the proposed assignee or sublessee is, in the sole discretion of the Landlord, at the then current market rate for similar space in the immediate and surrounding area.

In calculating whether there is any additional consideration payable by an assignee or sublessee as hereinbefore provided, no deduction shall be made for any commission payable to any agent or other party.

That except in the case of an absolute assignment of this Lease, the Tenant shall obtain from any subtenant or undertenant, an acknowledgement that all the sublessee's or undertenant's estate, right and interest in and to the Demised Premises absolutely terminates upon the surrender, release, disclaimer or merger of this Lease, notwithstanding the provisions of The Landlord and Tenant

Act of Ontario, R.S.O. 1990, Chapter L7 and amendments thereto with specific reference to Paragraphs 21 and 39(2) thereof, or other similar statute.

If the Landlord has granted to the Tenant, named on page 1 of this Lease, any first rights of refusal, exclusive rights or options to lease additional space or to purchase, it is agreed and understood that upon the Tenant assigning, subletting, licensing or parting with possession of the Demised Premises or any part thereof, the aforesaid rights referred to shall automatically become null and void.

1.17 **Roof**

That it will not place anything on the roof, whether signs or otherwise, or in any way make any opening in the roof for stacks or other purposes, or in any way alter the walls, or structure of the Demised Premises without the written consent of the Landlord, which consent can be arbitrarily withheld.

Notwithstanding anything contained in this Lease to the contrary, the Tenant acknowledges that the Landlord has the right in its sole discretion to install on its own behalf or license with third parties areas of the roof for the purposes of solar power generation and/or telecommunication or cell transmission equipment, together with ancillary equipment elsewhere in the Outside Areas and Facilities provided same does not materially interfere with any building services such as HVAC equipment, or shipping.

1.18 **Insurance**

That it will during the whole of the Term pay all premiums with respect to insurance to be placed by the Landlord and described as follows:

(a) Property of every description (Building and equipment) against the perils of "All-Risks", under form providing coverage at least equivalent to Commercial Building and Contents Broad Form I.B.C. Form No. 4037, including "Building By-Laws Endorsements", and to be insured for Replacement Cost and Stated Amount Basis;

(b) "Rental Income" for the gross annual rental income on "All-Risks" basis, as provided under Commercial Building Broad Form I.B.C. Form No. 4037 including "Building By-Laws Endorsements", providing coverage at least equivalent to Profits Form I.B.C. Form No. 4030 with a 12-month indemnity period;

(c) Broad Form Boiler and Machinery Policy on a blanket and replacement basis with limits for each accident in an amount not less than the replacement cost of the buildings comprising the Demised Premises and which shall cover all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned by the Landlord;

It shall also include "Rental Income" for the full gross annual income equivalent to I.A.O. Profits Form No. 551 with a 12-month indemnity period. This policy should also provide Building By-Laws Extensions;

(d) "General Liability Insurance" on a Commercial General Form against claims for Personal and Bodily Injury and Death and/or Property Damage occurring upon or about the Demised Premises and for a limit not less than $5,000,000.00 inclusive for any one occurrence; and

(e) such other insurance coverage or coverages as the Landlord or its mortgagee feels necessary for protection respecting loss of or damage to the Demised Premises or liability arising therefrom.

And all such insurance coverages shall be kept and maintained or amended by the Landlord, and in no event shall the coverage be less than the amount reasonably required by any institutions then holding mortgages on the Demised Premises. The Tenant shall pay to the Landlord as additional rental, together with the monthly consecutive payments of Base Rental and estimated taxes hereinbefore provided for, an amount equal to 1/12th of the amount of the insurance premiums payable to maintain the insurance coverages herein contemplated, and if on receipt of the invoice or invoices for the insurance premiums it shall be made to appear that the monthly payments on account thereof so paid by the Tenant to the Landlord shall be less than sufficient to pay such invoice or invoices, then the Tenant shall forthwith pay to the Landlord such additional sums as may be required in order that, out of such monthly and additional payments, the Landlord shall have received the whole of the insurance premiums payable by the Tenant hereunder. The Tenant shall not do or permit to be done any act or thing whereby insurance coverages, or any of them hereinbefore contemplated, may be increased in premium or cancelled by the insurer, or the Demised Premises shall be rendered uninsurable, and if by reason of any act done or permitted or omission, as the case may be, by the Tenant, the said insurance coverages, or any of them shall be increased in premium, then the Tenant shall be liable to pay all of such increase in premium, on demand with respect to the entire coverages, and if the Demised Premises shall be rendered uninsurable, or if the said insurance coverages, or any of them, shall be cancelled by reason of any act or omission as the case may be, by the Tenant, and shall not be susceptible of being replaced, then the Landlord, after giving the Tenant at least 14 days within which to replace the insurance coverage or coverages shall, in its absolute discretion, have the right to determine that the Term has expired and in such event the Tenant shall deliver up possession of the Demised Premises as if the Term had expired. The Tenant agrees to make such payments whether or not payment has actually been made by the Landlord.

Provided that no act required to be done by the Tenant nor any payment required to be made by the Tenant, including reimbursements of insurance premiums paid by the Landlord, shall relieve the Tenant from any liability for damage incurred by the Landlord as a result of any act or omission of the Tenant.

The Landlord shall not be responsible for any injury, damage or death of any kind or nature whatsoever that may be suffered by the Tenant, its employees, agents or customers, whether to persons or property, howsoever caused.

1.19 **Tenant's Insurance**

The Tenant covenants and agrees at its sole cost and expense to take out and maintain in full force and effect and pay all premiums for, throughout the Term and any renewal thereof, with an insurance company or companies in good standing and upon terms and conditions all satisfactory to the Landlord:

(a) property of every description owned by the Tenant for which the Tenant is legally liable or installed by or on behalf of the Tenant in the Building, including without limitation, stock and trade, equipment, furniture, fixtures, plate glass and leasehold improvements of every nature and kind, in an amount not less than the full Replacement Cost and Stated Amount Basis;

Such coverage shall ensure against perils of "All Risk" under form providing coverage at least equivalent to Commercial Building and Contents Broad Form I.B.C. Form No. 4037;

(b) whenever appropriate or required by the Landlord, broad form comprehensive boiler and machinery coverage on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of all leasehold improvements and of all boilers,

pressure-vessels, climate control equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others on behalf of the Tenant in or serving the Demised Premises;

(c) general liability insurance on a Commercial General Form against claim for personal and bodily injury and death and/or property damage occurring upon or about the Demised Premises, including the activities conducted by the Tenant and for a limit not less than $5,000,000.00 inclusive for any one occurrence;

(d) business interruption insurance in such amounts as from time to time are necessary to reimburse the Tenant for direct or indirect loss of earnings; and

(e) any other form of insurance in such amounts and against such risks as the Landlord or any mortgagee may from time to time reasonably require to protect the Landlord's or mortgagee's interest in the Demised Premises.

The Tenant covenants and agrees to provide the Landlord with evidence of insurance as required under this provision. Such evidence shall be by way of a certified copy of the insurance policy at such time or times as the Landlord may require. The Tenant agrees to provide same to the Landlord forthwith after notice has been given by the Landlord to the Tenant of its request. The Tenant's insurance policies shall contain a waiver of subrogation in favour of the Landlord and those for whom the Landlord is in law responsible.

If the Tenant at any time fails to take out, maintain in force or pay the premiums on any such insurance as required under this lease, or if the Tenant fails from time to time to deliver to the Landlord satisfactory evidence of good standing of any such insurance or payment of premiums thereon, then in such event the Landlord may, without prejudice to any of its other rights and remedies under this lease, have the right but not the obligation, in its sole discretion, to effect such insurance on behalf of the Tenant and the cost thereof together with all reasonable expenses incurred by the Landlord shall be paid by the Tenant to the Landlord forthwith upon demand as Additional Rent.

The Tenant agrees that in the event of damage or destruction to any of the leasehold improvements in the Demised Premises, the Tenant shall use the proceeds of its insurance for the purpose of repairing or restoring the leasehold improvements. In the event of damage or destruction of the Building entitling the Landlord to terminate the lease, then the Tenant shall forthwith pay or cause to be paid to the Landlord all the insurance proceeds relating the leasehold improvements in the Demised Premises.

The Tenant shall promptly comply with all requirements of the Insurers Advisory Organization of Canada or of any insurer now or hereinafter involved pertaining to or affecting the Demised Premises.

1.20 **Refuse and Waste**

Not to use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Demised Premises, and not to store or cause to be stored outside of the building any of its inventory, stock-in-trade or raw materials. If the appropriate by-laws permit outside garbage containers, and if the Landlord's criteria permits same, and if the consent of the Landlord is first obtained, which consent may be unreasonably withheld, any such containers to be used by the Tenant shall be securely closed on top.

1.21 **Unloading**

That all loading and unloading of merchandise, supplies, materials, garbage, refuse and other chattels shall be made only through or by means of such doorways or corridors as may have been designated by the Landlord for such purposes. The Tenant shall bear the cost of any repairs or replacements necessitated by motor vehicles or equipment utilizing the Outside Areas and Facilities, such cost to be paid as additional rental forthwith upon demand.

1.22 **Common Expenses**

To pay to the Landlord as additional rental, by monthly instalment to be reasonably fixed from time to time by the Landlord, the costs of cleaning, snow removal, gardening, employee's salaries and fringe benefits, contractors fees, supplies and materials, legal fees, watchman (if any), sprinkler repairs, supervision, the cost of the security system for the sprinklers, water, utilities including lighting, sewage, management fee, capital reserve, depreciation/amortization of capital costs, policing, painting of the outside of the entire building and service rooms and maintenance, including repairs, maintenance and replacement of paving, curbs, walkways, landscaping, roof and drainage as may from time to time become necessary and all other costs which may be incurred with respect to the Outside Areas and Facilities, including any goods and services taxes thereon.

Any costs pursuant to this Lease that are amortized shall be amortized at an annual interest rate not to exceed 3% above the Bank of Nova Scotia prime rate for favoured borrowers at the time of commencement of such amortization of such costs.

The manner in which the Outside Areas and Facilities shall be maintained and the expenditures therefore shall be at the sole discretion of the Landlord. Each 12-month period ending December 31st shall be deemed to be an accounting year for adjusting the said costs respecting the Outside Areas and Facilities and within a reasonable length of time after the end of each such accounting year, the Landlord shall compute the said costs for such accounting year and shall submit to the Tenant a statement showing such costs and the said costs shall be borne by the Tenant. To the extent that such costs for such accounting year shall be greater than the total amount actually paid by the Tenant by said monthly payments in respect of such year the difference shall be paid by the Tenant to the Landlord within 10 days after receipt of such statement by the Tenant. Any excess payments shall be applied to subsequent years. The said accounting period may be modified by the Landlord if reasonably necessary. The Tenant may not claim a readjustment in respect of operating costs based upon any errors of assessment, determination or calculation thereof unless claimed in writing prior to the expiration of one year after the fiscal period to which the operating costs relate.

1.23 **Non-Liability of Landlord**

To save harmless the Landlord from any and all liability, costs, claims, demands or actions for damages, injury or loss suffered or sustained by any person or persons in or about the Demised Premises or any part thereof, and for damage or injury to the property of any person or persons occasioned by the Tenant, its customers, employees, servants or agents, or by their neglect, default or misconduct or occasioned by reason of any other cause or matter whatsoever, and in particular, but without in any way limiting the generality of the foregoing, the Landlord (including its officers, employees, agents, servants and those for whom the Landlord is in law responsible) shall not be liable for any damage to any such property caused by any reason whatsoever, whether by fire, explosion, steam, water, rain, snow, flood, gas or leaks from any part of the Building or from

water, steam, sprinkler or drainage pipes or plumbing works or from any other place or quarter or for any damage caused by, or attributable to, the condition or arrangement of any electrical or other wiring, or from any other cause whatsoever. The covenants of indemnity herein contained in respect of damage to property, injury or death occurring during the Term shall survive any termination of this Lease, anything herein to the contrary notwithstanding. All property of the Tenant kept or stored on the Demised Premises shall be done so at the risk of the Tenant only.

1.24 **Misuse of Demised Premises**

Not to bring upon the Demised Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the Demised Premises and will not at any time overload the floors of the Demised Premises, and will not cause to be stored or piled any machinery, equipment, article or thing within ten feet of masonry walls or steel columns, and that if any damage is caused to the Demised Premises by any machinery, equipment, article or thing or by overloading or by piling or storing or by any act, neglect or misuse on the part of the Tenant or of its servants, agents or employees or any person having business with the Tenant, the Tenant will, at the option of the Landlord, forthwith repair the same or pay to the Landlord the cost of making good same. The Tenant shall not bring on the Outside Areas and Facilities any heavy machinery, vehicles, or other equipment which may cause damage to the Outside Areas and Facilities. In the event of any default by the Tenant under this provision, the Landlord shall be entitled to repair the damage at the cost of the Tenant, (and at the Landlord's sole option) and the Tenant shall forthwith pay the cost of such repairs upon demand as additional rental, together with an administration fee of not less than $200.00. At the Landlord's option, the Landlord shall be entitled to require the Tenant to make such repairs forthwith upon notice.

1.25 **Evidence of Payments by Tenant**

The Tenant shall, from time to time, at the request of the Landlord, produce to the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease.

1.26 **Window Coverings**

The Tenant shall supply suitable interior window coverings for the Demised Premises at the Tenant's expense, in accordance with the Window Covering Criteria established by the Landlord, and the exterior colour and type of such coverings shall be subject to the Landlord's written approval. In the event the Tenant does not supply the required coverings within 30 days of the Tenant taking occupancy, then the Landlord shall supply the coverings and charge the Tenant accordingly, which the Tenant agrees to pay forthwith. All payments to be made by the Tenant shall be considered to be additional rental. Said Window Coverings shall remain, at the option of the Landlord, on the Demised Premises and ownership shall be deemed transferred automatically to the Landlord upon termination or maturation of the Term.

1.27 **Air-Conditioning**

Not to place or attach anything to the outside of the windows or the exterior of the Demised Premises. No air-conditioning equipment shall be placed in the windows or shall extend from the exterior of the Demised Premises without the consent in writing of the Landlord, which consent may be arbitrarily withheld.

1.28 **Liens**

If any construction liens or other liens or Order for the payment of money shall be filed against the Demised Premises by reason, or arising out of any labour or material, work or service furnished to the Tenant or to anyone claiming through the Tenant, the Tenant shall, within 15 days after notice to the Tenant of the filing thereof, cause the same to be discharged by bonding, deposit, payment, court order or otherwise. The Tenant shall defend all suits to enforce such lien or Order whether against the Tenant or the Landlord at the Tenant's own expense. The Tenant hereby indemnifies the Landlord against any expense or damage as a result of such lien or order.

1.29 **Application to Amend By-Laws**

The Tenant covenants with the Landlord (and the Tenant acknowledges) that it will not make any application or representation to or for any Governmental body which would have the effect of, in any way, amending or varying the provisions of any governmental by-laws, rules, regulations or requirements affecting the Demised Premises and lands, without first obtaining the written consent and authorization of the Landlord which may be arbitrarily withheld.

1.30 **Financial Statements**

The Tenant will, at the request of the Landlord, supply copies of his financial statements to the Landlord or to the mortgagees, if any, on the said lands or a prospective mortgagee.

1.31 **Sprinkler System**

It is agreed and understood that the sprinkler system (if any), in the Demised Premises is for ordinary hazard use only in accordance with the requirements of the I.A.O. Standard (or their successor), and if the Landlord determines at any time during this Lease or any renewal herein that the sprinkler system is not satisfactory for the use of the Demised Premises by the Tenant, including any assignee or subtenant, including the use contemplated by this Lease, then the Tenant shall forthwith upon demand pay to the Landlord the entire cost of upgrading the sprinkler system to the standards required because of such use, and such moneys shall be payable to the Landlord as additional rental and in advance of such work being performed. The Tenant further covenants to allow the Landlord and its servants, agents, employees and representatives to enter the Demised Premises to effect such alterations to the sprinkler system and the Landlord shall not be responsible to the Tenant for any disturbance or business interruption which may be caused. The Tenant further covenants that in the event the sprinkler system at any time malfunctions the Tenant will immediately notify the Landlord. The Tenant shall be fully responsible for all increases in insurance premiums caused in and about the building and Outside Areas and Facilities until the alterations have been completed.

In the alternative, if the Landlord, in its sole discretion, does not desire to make such alterations, then the Tenant shall be obligated to pay all insurance premium increases noted above as additional rental forthwith upon demand. Payment of such increases shall be made at such time or times as the Landlord requires.

In the further alternative, the Landlord, in its sole discretion, may cause the upgrading of the sprinkler system to be performed by the Tenant and the Tenant agrees to do such work upon receiving notice from the Landlord. Such work shall be completed by the Tenant not later than 2 months after receipt of notice from the Landlord. The Tenant agrees that it will take instructions from the Landlord as to the nature of the upgrading and will utilize the services of such contractor as the Landlord may require. In every event, the Tenant agrees that

the sprinkler system will be upgraded to the standards required by the I.A.O. The Tenant further agrees that in the event of the Tenant performing the work, the Landlord shall be entitled to a supervision fee of not less than $200.00, which sum shall be paid forthwith after the work has been completed and shall be considered to be additional rental.

The Tenant covenants and agrees not to shut down the sprinkler system without the prior written consent of the Landlord, which consent may be arbitrarily withheld.

1.32 **Environment**

The Tenant covenants not to carry on any business or operation or permit anything to be done which contravenes any of the provisions of the Environmental Protection Act, R.S.O. 1990, as amended, and shall not permit any objectionable noise or odours, waste and damage on the Demised Premises which may be deemed as a nuisance or injurious to the Demised Premises or to any surrounding buildings or surrounding environment. The Tenant further covenants and agrees not to bring or allow to be deposited, added, emitted or discharged upon the Demised Premises, or any part thereof, any contaminant (as that term is defined in the Environmental Protection Act, R.S.O., 1990, as amended), or any hazardous substance including, but not limited to, pollutants, dangerous substances, liquid waste, industrial waste, hauled liquid waste, toxic substances, hazardous waste, hazardous materials, foreign materials or objectionable materials. The Tenant shall keep the Demised Premises and every part thereof, free of any and all contaminants and hazardous or dangerous substances and will at its own cost and expense take all necessary steps to remove such contaminants and substances from the Demised Premises and restore the Demised Premises so as to comply in all material respects with all federal, provincial and local environmental laws and regulations. If the Tenant does not do so when requested forthwith upon demand, the Landlord at its sole option and in its sole discretion, may elect to perform such steps at the cost of the Tenant.

The Tenant acknowledges that the Landlord has made no representations respecting the Tenant's proposed use of the Premises, regardless of whether the Landlord has examined the Tenant's prior premises, and no representation has been made as to the acceptability thereof.

The Landlord and its agents, servants, employees and representatives shall have the right to inspect the Demised Premises at any time or times for the purpose of determining whether the operation of the Tenant complies with the above provisions. The Tenant shall pay as additional rental any costs incurred by the Landlord in making such inspections. Such costs shall be paid forthwith upon demand. In the event that the Landlord determines, in its sole discretion, that the Tenant is in breach of the above covenant, then the Landlord shall provide the Tenant with notice in writing of the breach and the Tenant shall within 5 days after receipt of such notice immediately commence to rectify such breach at the Tenant's expense. In the event that the Tenant does not immediately commence to rectify such breach within 5 days, then the Landlord, at its option and in its sole discretion, may terminate this Lease without any further notice or may rectify such breach at the cost of the Tenant, and the Tenant shall forthwith upon demand reimburse the Landlord for the cost of rectification and such sum shall be considered to be additional rental under this Lease and collectible as additional rental. Provided further that in the event the Tenant takes action to rectify such breach as noted above, the Tenant shall complete such rectification not later than 30 days after receipt of notice given above by the Landlord. In every event, the Tenant shall be fully responsible for all damage which may be caused as a result of the breach of this Section.

ARTICLE 2.00

2.1 Acknowledgement of Tenant

The Tenant acknowledges that the lands and Premises hereby demised will be served by electrical, drainage, sprinkler, domestic water system and other systems and in the event that repairs or replacements are necessary to any of such systems, then the Tenant covenants to forthwith pay to the Landlord the total cost of such repairs forthwith upon receiving written demand therefor; and the Landlord's servants or agents shall have reasonable access to the Demised Premises for the purpose of making all necessary repairs or replacements to such facilities without liability for any disturbance, or business interruption which may be caused in so doing, and it is expressly agreed that if any of such systems shall have been damaged or shall have become inoperative by reason of the negligence of the Tenant, its servants or agents, then the entire cost of repairing the same shall be borne by the Tenant and including the cost of structural repairs thereto in such event and payable forthwith upon demand.

2.2 Riser

The Tenant acknowledges that a riser and/or telecommunications demarcation points and/or electrical equipment may be located in the Demised Premises and accordingly the Tenant agrees to deliver a key to the Demised Premises to the Landlord at the commencement of the Term in order to permit access to the riser and other equipment as aforesaid in the event of an emergency. If the Tenant does not deliver the said key upon request, the Tenant shall be in default under this Lease, and in addition to all other remedies available to the Landlord, the Landlord may, at its sole option, have a key made for the Demised Premises at the Tenant's expense, the cost of which shall be additional rental and payable forthwith.

In addition, if the Landlord is not in possession of a key through the Tenant's default and an emergency as aforesaid arises, the Landlord shall be entitled to take whatever steps are necessary to gain access to the Demised Premises and the cost of same including any damage resulting therefrom, shall be the sole responsibility of the Tenant. The gaining of access as aforesaid shall not be considered to be a termination of this Lease by the Landlord.

ARTICLE 3.00 - ADDITIONAL COVENANTS

3.1 Removal of Tenant's Fixtures

Upon expiration of the tenancy, the Tenant shall remove its trade fixtures from the Demised Premises, provided the Tenant shall not remove or carry away from the Demised Premises any part of the building, or any plumbing, heating, ventilating or lighting equipment, wiring or electric panels and services or other building services and equipment, and provided that the Tenant shall repair any damage occasioned by the installation or removal of its trade fixtures. Should the Tenant at the expiration of the Term not have removed from the Demised Premises its trade fixtures, plant, machinery and equipment then the Landlord may, at its option, remove the same, the cost of such removal, the making good of any damage which may be occasioned to the Demised Premises and/or any loss or damage which the Landlord may suffer as a result of the Landlord removing same according to the terms of this Lease, shall be borne by the Tenant and shall become immediately due and payable by the Tenant to the Landlord as rent in arrears. If the Landlord elects not to remove the Tenant's trade fixtures as it is entitled to do, then the ownership of the trade fixtures shall pass to the Landlord free of any lien or claims, and the Tenant agrees to execute

an acknowledgement to this effect if required by the Landlord.

3.2 **Executions, Bankruptcy**

Provided that if during the Term any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant or if a Writ of Execution shall be issued against the goods or chattels of the Tenant, or if the Tenant shall execute any chattel mortgage or bill of sale of any of its goods or chattels other than in the ordinary course of business, or if a Receiver is appointed or if the Tenant shall make any assignment for the benefit of creditors or commit any other act of bankruptcy as defined in the Bankruptcy Act of Canada or any amendment thereto, or becoming a bankrupt or insolvent shall take the benefit of any Act which may be in force for bankrupt or insolvent debtors, or shall attempt to abandon the Demised Premises or to sell or dispose of its goods or chattels, so that there would not, in the event of such sale or disposal be, in the opinion of the Landlord, a sufficient distress on the Demised Premises for the then accruing rent and moneys accruing hereunder as rent, then the current month's rent, and any arrears of rent, together with rent for the 3 months next ensuing (and for the purposes hereof, rent shall include all moneys designated to be paid as additional rental, including, but without limiting the generality of the foregoing, monthly instalment on account of taxes, insurance premiums and maintenance of the Outside Areas and Facilities), shall immediately become due and payable and the Term shall at the option of the Landlord forthwith become forfeited and determined, in which event the Landlord may re-enter and take possession of the Demised Premises as though the Tenant, or any occupant or occupants of the Demised Premises, was or were holding over after the expiration of the Term without any right whatsoever, provided that no action by the Landlord in so doing shall be deemed to relieve the Tenant of its obligations for the payment of Base Rental and additional rental or any other moneys payable hereunder.

3.3 **Removal of Goods**

Provided that in the case of removal by Tenant of its goods and chattels from the Premises, the Landlord may follow the same for 30 days in the same manner as is provided for in the Landlord and Tenant Act; and notwithstanding anything contained in the Landlord and Tenant Act or any other statute or any other subsequent legislation, none of the goods or chattels of the Tenant at any time during the continuance of the Term on the Demised Premises shall be exempt from levy by distress for rent in arrears, and that upon any claim being made for any exemption by the Tenant on a distress made by the Landlord this covenant may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods, the Tenant waiving as it hereby does any exemptions from distress which might have accrued to the Tenant under the provisions of the Landlord and Tenant Act.

3.4 **Re-Entry of Landlord on Non-Payment or Non-Performance of Covenants**

In the event that the Tenant shall be in default of any of its covenants hereunder, in addition to any other right which the Landlord may have hereunder, the Landlord may give to the Tenant notice in writing stating that the default with reasonably sufficient particulars, and requiring that the said default be remedied and that if such default is not remedied by the Tenant within 7 days after the receipt of such notice, the Landlord may at its option either enter into and upon the Demised Premises or any part thereof and have again, repossess and enjoy the same as of its former estate and this Lease shall thereupon terminate or itself take such steps and to do or cause to be done such things as may be necessary to remedy and correct such defaults. No notice shall be required in the event of non-payment of base or additional rental. Provided further that in the event that the Landlord shall be entitled to, and shall elect to make a re-entry as

hereinbefore provided for, any re-entry or other action so taken shall not be deemed to relieve the Tenant of its obligation to pay rent and other moneys payable as rent hereunder and such rent and other moneys payable as rent in accordance with the provisions hereof shall continue to accrue and be payable until such times as the Landlord is able to relet the Premises or otherwise deal with the same in such manner that it did not sustain any loss should the Tenant thereafter fail to pay the rent and other moneys payable as rent or otherwise under this Lease. Provided further that in addition to all other rights hereby reserved to it, the Landlord shall have the right to re-enter the Demised Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor, and to relet the whole or any portion of the Demised Premises for any period equal to or greater or less than the remainder of the then current Term of the Tenant and to receive the rent therefor, said rent to be any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease, the Landlord may make such changes in the character of the improvements of the Demised Premises as the Landlord may determine to be appropriate or helpful in effecting such lease; but in no event shall the Landlord be under any obligation to relet the Demised Premises in whole or in part for any purpose which the Landlord may regard as injurious to the Demised Premises, or to any tenant which the Landlord, in the exercise of reasonable discretion, shall deem to be objectionable or to apply any rent derived from so reletting the Demised Premises upon account of the rent due hereunder, and the Tenant shall remain liable to the Landlord for the deficiency, if any, it being the intention hereof that nothing herein contained and no entry made by the Landlord hereunder shall in any way release the Tenant from the payment of the rent hereby reserved during the Term beyond such sum as may be realized by the Landlord by such reletting or by the proceeds of any distress made by the Landlord against the Tenant; and provided that the Landlord shall not in any event be required to pay to the Tenant any surplus of any sums received by the Landlord on a reletting of the Demised Premises in excess of the rent reserved hereunder.

3.5 **<u>Occupational Health and Safety</u>**

The Tenant covenants and agrees that it will ensure that a comprehensive and rigorous health and safety program to protect workers in the Demised Premises is implemented to ensure that no accidents or injuries occur in connection with the performance of any Tenant's work. The Tenant will indemnify the Landlord in respect of all claims, infractions, prosecutions, alleged infractions, losses, costs and expenses and any fines or proceedings relating to fines or other offenses under all occupational health and safety and any similar legislation that might be brought, or imposed against or suffered by the Landlord or any of its officers, directors and employees in connection with the performance of any Tenant's work. Without limiting the obligations set out above in this Section 3.5, the Tenant will do at least the following:

(a) ensure that all obligations imposed by statute, law or regulation on "constructors" or other persons completing or co-ordinating any Tenant's work are diligently and properly completed;

(b) co-operate with the Landlord in having any Tenant's work designated as a separate project so that the Landlord does not incur any obligations as a constructor or obligations similar to those of a constructor at law or by regulation imposed in connection with the performance of any Tenant's work;

(c) comply with all directions that the Landlord may give to the Tenant in connection with the performance of any Tenant's work having regard to construction health and safety requirements; and

(d) provide to the Landlord whatever rights of access, inspection, and whatever information, documents and other matters the Landlord requires in order to ensure that the Tenant's obligations under this Section are complied with.

ARTICLE 4.00 - LANDLORD'S COVENANTS

4.1 **Quiet Enjoyment**

The Landlord covenants with the Tenant for quiet enjoyment.

4.2 **Alterations by Tenant**

The Landlord covenants that the Tenant shall have the right from time to time to make non-structural alterations and changes in the interior of the Demised Premises as it may find necessary for its purposes and at its own expense, provided that plans for such alterations or changes shall first be delivered to the Landlord and the consent of the Landlord in writing shall first be obtained, such consent may not be unreasonably or arbitrarily withheld. The Landlord shall be entitled to unreasonably or arbitrarily withhold its consent with respect to any proposed structural alterations. Provided that upon the termination of this Lease, the Tenant, if requested by the Landlord, shall restore the interior of the Demised Premises to their former condition immediately prior to the installation of such alterations or changes, including the restoration of such standard fixtures as may have been installed by the Landlord, and if not so requested, any such changes or alterations shall become the property of the Landlord, or alternatively, to install such comparable fixtures and materials which may then be in use. The Landlord reserves the right before approving any such alterations and changes to require the Tenant to furnish it a good and sufficient bond in an amount sufficient to save the Landlord harmless from the payment of any claims either by way of damages or liens. Whenever the Tenant makes any repairs, alterations or improvements, it shall only use union labour of a recognized building trade if so required by the Landlord, and if required, the Landlord's contractors. The Landlord shall be entitled to supervise the alterations and charge the Tenant a supervision fee which shall be paid by the Tenant as additional rental on demand which fee shall in no event be less than $200.00, but may be greater. The Landlord shall also be entitled to charge fees for examining plans respecting proposed alterations. Upon completion of the alterations, the Tenant shall provide the Landlord "as built" plans in CAD format and will reimburse the Landlord for the cost to amend the base building plans to reflect the alterations accordingly which the Tenant shall pay as additional rental on demand.

ARTICLE 5.00 – DAMAGE

5.1 **Destruction**

Provided and it is hereby expressly agreed that if and whenever during the Term the Demised Premises shall be destroyed or damaged by fire, lightning, tempest, or by any of the perils insured against under the preceding provisions hereof, then and in every such event:

(a) if the damage or destruction is such that the Demised Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them and if in either event the damage, in the reasonable opinion of the Landlord, to be given to the Tenant within 30 days of the happening of such damage or destruction, cannot be repaired with

reasonable diligence within 120 days from the date the Landlord has given its opinion, then the Landlord may within 5 days next succeeding the giving of the Landlord's opinion as aforesaid terminate this Lease by giving notice to the Tenant in writing of such termination, in which event this Lease and the Term hereby demised shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that the Landlord does not so terminate this Lease, then the Landlord shall repair the said building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the Demised Premises;

(b) if the damage be such that the Demised Premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them, but if in either event the damage, in the reasonable opinion of the Landlord to be given to the Tenant within 30 days from the happening of such damage, can be repaired with reasonable diligence within 120 days from the date the Landlord has given its opinion, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the Demised Premises and the Landlord shall repair the damage with all reasonable speed;

(c) if, in the reasonable opinion of the Landlord the damage can be made good as aforesaid within 120 days from the date the Landlord has given its opinion, and the damage is such that the Demised Premises are capable of being partially used for the purposes for which they are hereby demised, then until such damage has been repaired the rent shall abate in the proportion that the part of the Demised Premises which is rendered unfit for occupancy bears to the whole of the Demised Premises, and the Landlord shall repair the damage with all reasonable speed;

(d) the Landlord shall not be obligated to rebuild or restore any leasehold improvements within the Demised Premises or to provide any free Base Rental or additional rental;

(e) if the Landlord's opinion is that the Demised Premises can be rebuilt as aforesaid, the Tenant shall utilize its insurance proceeds or its own funds to rebuilding the leasehold improvements; and

(f) if the Lease is terminated, all proceeds of insurance respecting leasehold improvements shall be assigned to the Landlord.

ARTICLE 6.00 – SIGNS

6.1 Landlord's Signs

The Landlord shall have the right at any time during the Term to place upon the Demised Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the Tenant's business, stating that the Demised Premises are for sale, and at any time during the last 12 months of the Term that the Demised Premises are to let and the Tenant shall not remove such notices or permit the same to be removed.

6.2 **Uniformity of Signs**

In order to maintain uniformity of signs on the Demised Premises, it is understood and agreed that the Landlord has made arrangements for the installation of all signs appearing on the face of the building, and that the Landlord will cause its sign company to create an appropriate sign to the reasonable specifications of the Tenant.

And that prior to installation of such sign the Tenant shall pay to the Landlord, the sum of the cost of the said sign, together with an additional 15% administrative charge, which sums shall be payable immediately upon demand made by the Landlord to the Tenant, as additional rental.

Upon completion of the Term or any earlier termination thereof, at the option of the Landlord, the Tenant agrees to remove any sign which has been installed, erected or displayed in or about the Demised Premises, failing which the sign shall remain on the Demised Premises and ownership thereof shall be deemed transferred to the Landlord. Removal, if required, shall be at the cost of the Tenant. Failure of the Tenant to remove same at request of the Landlord shall entitle the Landlord to remove such sign at the cost of the Tenant and the Tenant shall pay such cost together with an additional administrative charge of 15% forthwith to the Landlord upon demand, as additional rental.

The Landlord's acceptance of any name on any sign will not be deemed, nor will it substitute for, the Landlord's consent as required by this Lease, to any assignment, sublease or other occupancy of the Demised Premises.

6.3 **Rules and Regulations**

The Landlord expressly reserves the right to regulate all signs, sign boards, posters, flags, advertisements and other decorations and any protrusions from the Demised Premises, in its sole and entire discretion, in order to maintain a uniformity in appearance of the building and outside areas and facilities and to protect the aesthetics thereof for the benefit of its own interests and those of the Tenant and other interested persons.

6.4 **Removal and Indemnification**

Any such signs, sign boards, posters, flags, advertisements, decorations, etc., shall remain the property of the Tenant and shall be removed by it upon the termination of the Term, following which the Demised Premises shall be restored to their original condition. The Tenant shall indemnify the Landlord against any loss or damage caused to any person, firm, corporation or thing as a result of the placing or use of any sign, sign board, poster, flag, advertisement, or other thing in or about the Demised Premises.

ARTICLE 7.00 - OUTSIDE AREAS AND FACILITIES

7.1 The Tenant acknowledges and agrees that the Landlord shall have the right to promulgate reasonable rules and regulations to regulate the use of the Outside Areas and Facilities about the building, including, but without limiting the generality of the foregoing the regulation of parking thereon, and the Tenant shall upon written notice from the Landlord, within 5 days, furnish to the Landlord the current provincial licence number of any vehicle owned or used by employees or persons connected with the Tenant. Provided that nothing herein contained shall require or be deemed to require the Landlord to promulgate any such rules or regulations or to regulate in any manner whatsoever the use of the Outside Areas and Facilities.

7.2 The Tenant, its employees, invitees and customers and persons connected with the Tenant (subject and except as in this Lease provided) shall have the right from time to time to use the parking areas, driveways, walkways, lawns, if any, ramps and other Outside Areas and Facilities in and about the building as may from time to time be designated by the Landlord for the use of, or benefit of, such persons or others for the purpose of ingress to and egress from the Demised Premises. The Tenant shall not unreasonably block or in any manner hinder the Landlord or persons claiming through or under the Landlord or any of them who may be authorized by the Landlord to be upon the Outside Areas and Facilities from so doing.

7.3 Notwithstanding anything to the contrary, contained herein the Landlord shall have the right to make such changes and improvements or alterations as the Landlord may from time to time in its absolute discretion determine in respect of the outside ways, areas and facilities, or any part thereof, including the right to change the location and layout of the parking areas. It is further agreed that the Landlord shall not be obligated under any circumstances to police the parking areas. If the Landlord desires, the Tenant shall execute whatever documentation the Landlord requires so as to have the Tenant give up the right to use any part of the Outside Area and Facilities.

ARTICLE 8.00 – DEFINITIONS

8.1 **Demised Premises**

Whenever in this Lease reference is made to the Demised Premises, it shall include that portion of the building, improvements and erections in and about the same occupied by the Tenant. The Demised Premises shall also include the area of any parts of the building such as hallways, electrical, meter rooms, etc, as determined by the Landlord, in its sole discretion, and the Tenant shall pay base and additional rental thereon.

8.2 **Outside Areas and Facilities**

"Outside Areas and Facilities" shall mean all of the lands described in Schedule "B" hereof not for the time being covered by any building (other than any service building for the general benefit of the Tenant of the said lands) and shall include any improvements thereon and thereto such as tool sheds, lighting standards, parking signs, lawns, sidewalks, parking areas, etc.

8.3 **Grammatical Changes**

Words importing the singular number only shall include the plural and vice-versa, and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

8.4 **Deemed Area Measurement**

The parties acknowledge that for the purposes of this Lease, the Demised Premises are deemed to contain the number of square feet noted on page 1 of this Lease.

ARTICLE 9.00 - ADDITIONAL TERMS

9.1 **Calculation of Base Rental**

The Base Rental chargeable under the within Lease is calculated at the rate of: $5.00 per square foot per annum of area of the Demised Premises for years one

(1) to two (2) of the within Term; $5.25 per square foot per annum of area of the Demised Premises for years three (3) to four (4) of the within Term; $5.50 per square foot per annum of area of the Demised Premises for years five (5) to six (6) of the within Term; $5.75 per square foot per annum of area of the Demised Premises for years seven (7) to eight (8) of the within Term; $6.00 per square foot per annum of area of the Demised Premises for years nine (9) to twelve (12) of the within Term; and $6.25 per square foot per annum of area of the Demised Premises for years thirteen (13) to fifteen (15) of the within Term. In calculating the area upon which to charge Base Rental there shall also be added thereto all parts of the building such as hallways, meter rooms, service rooms, etc.

9.2 **Net Net Lease**

It is the intention of the parties that the rent herein provided to be paid shall be net net to the Landlord and clear of all taxes, costs and charges arising from or relating to the Premises and that the Tenant shall pay all charges, impositions and expenses of every nature and kind relating to the Premises, including legal fees incurred by the Landlord to deal with any default of the Tenant, and the Tenant hereby covenants with the Landlord accordingly.

9.3 **Non-Waiver by Landlord**

The failure of the Landlord to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed to be a waiver of any rights or remedies that the Landlord may have and shall not be deemed to be a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions. All rights and powers reserved to the Landlord hereunder may be exercised either by the Landlord or its agents or representatives from time to time and all such rights and powers shall be cumulative and not alternative.

9.4 **Landlord's Right to Pay Tenant's Obligations**

If the Tenant fails to pay any taxes, rates, insurance premiums, or charges which it has herein covenanted to pay, the Landlord may pay them and charge the sums paid to the Tenant who shall pay them forthwith on demand and the Landlord, in addition to any other remedies, shall have the same remedies and may take the same steps for the recovery of all such sums as if they were Base Rental in arrears. All arrears of Base Rental and any moneys paid by the Landlord hereunder, or owing by the Tenant, shall bear interest at the rate of 3% above the Bank of Nova Scotia prime rate for favoured borrowers from time to time to be determined and calculated on the 1st day of each month, from the time such sums become due until paid to the Landlord.

9.5 **Possession Prior to Commencement Date**

In the event that the Tenant takes possession of the Demised Premises prior to the commencement date of the within Lease, then the Tenant, during such prior occupancy, shall be a Tenant of the Landlord and shall be subject to the same covenants and agreements of this Lease mutatis mutandis.

9.6 **Delay**

In the event that the Landlord has not completed its required work (if any) for the Tenant at the commencement date of this Lease, then the Tenant shall take possession on such date that the said work has so been substantially completed and at such date shall pay Base Rental and all other charges herein proportionately for the broken portion of the calendar month immediately ensuing thereafter, save and except if the Landlord is delayed by the Tenant or by the Tenant's workmen, agents or independent contractors employed by the Tenant,

in which event the Tenant shall pay Base Rental and additional rental from the commencement date.

9.7 **Installations and Repairs**

The Landlord and any other persons authorized by the Landlord shall have the right to install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the Demised Premises, or in, under or through the Outside Areas and Facilities about the Demised Premises, or in connection with the supply of any services to the Demised Premises, but nothing herein contained shall oblige the Landlord to make such installations or do such maintenance or effect such repairs. The Landlord shall not be liable for any losses or damages which may be incurred by the Tenant as a result thereof.

9.8 **Place for Payments**

All payments required to be made by the Tenant herein shall be made to the Landlord at the Landlord's office as set out herein, or to such agent or agents of the Landlord or at such other place as the Landlord shall hereafter from time to time direct in writing.

9.9 **Assignment by Landlord**

The Landlord may assign its rights under this Lease to a lending institution as collateral security for a loan. If such assignment is made and executed by the Landlord and notification thereof is given to the Tenant by or on behalf of the Landlord this Lease shall not be cancelled or modified for any reason whatsoever except as provided for by the terms hereof or by law without the consent in writing of such lending institution.

9.10 **Acknowledgement by Tenant**

The Tenant shall, whenever reasonably so required by the Landlord, consent to and become a party to any instrument relating to this Lease which may be required by or on behalf of any Purchaser, bank mortgagee or the Landlord from time to time and to postpone its interest in the Demised Premises to any such party. The Tenant hereby appoints the Landlord as its attorney to execute and deliver any such instrument as may be required under this provision and such appointment is irrevocable.

9.11 **Waiver of Breach**

No acceptance of rent subsequent to any breach or default hereunder by the Tenant shall be taken to operate a waiver of such breach or default or affect the rights of the Landlord hereunder, and the failure of the Landlord to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that the Landlord may have and shall not be deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions. If the Landlord makes any error or miscalculation in the Base Rental or additional rental payable under this Lease at any time during the Term or any renewal thereof, the Landlord shall be entitled to notify the Tenant at any time thereafter, including subsequent to the termination or maturation of the Term of the Lease, and the Tenant covenants and agrees to make any such payment forthwith upon demand, upon receipt of evidence of the error.

9.12 **Impossibility of Performance**

It is understood and agreed that whenever and to the extent that the Landlord shall be unable to fulfil or shall be delayed or restricted in the fulfilment of any

obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service or labour required to enable it to fulfil such obligation, or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto, or by reason of the order or direction of any administrator, comptroller, board, governmental department or officer or other authority required thereby, or by reason of any other cause beyond its control, whether of the foregoing character or not, the Landlord shall be relieved from the fulfilment of such obligation and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

9.13 **Adjustment of Charges**

Taxes, local improvement rates, insurance premiums, public utility charges, maintenance charges for the Outside Areas and Facilities and other adjustable items in respect of those portions of calendar years if any prior and subsequent to the Term shall be adjusted between the Landlord and Tenant at the commencement of the Term and again at the termination of this Lease, to the intent that the burden of any such charges shall be borne by the Landlord until the commencement of this Lease and by the Tenant thereafter until it shall deliver up possession of the Demised Premises in accordance with the provisions hereof upon the termination of this Lease or of any holding over hereunder.

9.14 **Notices**

Any notice, request or demand herein provided or permitted to be given by the Tenant to the Landlord shall be sufficiently given if mailed in Metropolitan Toronto, postage prepaid, registered or delivered to the Landlord addressed to it at:

4711 Yonge Street
Suite 1400
Toronto, Ontario
M2N 7E4

and any notice herein provided or permitted to be given by the Landlord to the Tenant shall be sufficiently given if mailed in Metropolitan Toronto, Ontario, postage prepaid, registered or delivered to the Tenant addressed to it at the Demised Premises. Any such notice given as aforesaid shall be conclusively deemed to have been given on the day on which such notice is delivered, or on the next business day following the day upon which such notice is mailed, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. The word "notice" in this Section shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

9.15 **Overholding**

Provided that should the Tenant remain in possession of the Demised Premises after the termination of the original Term without other special agreement, it shall be at a monthly Base Rental equal to the Base Rental and additional rental payable during the last month of the Term, times two, payable on the first day of each and every month and subject in other respects to the terms of this Lease, including those provisions requiring the payment of additional rental in monthly instalment.

9.16 **No Representations**

The Tenant agrees that no representation or promise with respect to the Demised Premises has been made by or on behalf of the Landlord except as are herein expressly set forth, including any advertising material which may have been delivered to the Tenant.

9.17 **Time**

The parties hereto agree that time shall be of the essence of this Lease, save as is herein specifically set out.

9.18 **No Reservation**

The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by the Landlord and Tenant.

9.19 **Applicable Law**

This Lease shall be construed under and in accordance with the laws of the Province of Ontario.

9.20 **Transfers by Landlord**

The Landlord at any time and from time to time may sell, transfer, lease, assign or otherwise dispose of the whole or any part of its interest in the Premises or lands, at any time and from time to time, may enter into any mortgage of the whole or any of its interest in the lands or in the Demised Premises. If the party acquiring such interest shall have agreed to assume and so long as it holds such interest, to perform each of the covenants, obligations and agreements of the Landlord under this Lease in the same manner and to the same extent as if originally named as the Landlord in this Lease, the Landlord shall thereupon be released from all of its covenants and obligations under this Lease.

9.21 **Occupancy Permit**

Provided further that notwithstanding the commencement date of this Lease as hereinbefore set out, the Tenant shall not be permitted to enter into possession of the Demised Premises until the Tenant has obtained, at its sole expense, an occupancy permit from the proper governmental authority. The Landlord, in its sole discretion, may waive this provision. Provided further the Tenant agrees to use its best efforts to obtain same prior to occupancy.

9.22 **Headings**

The parties hereto agree that the Article and Section headings in this Lease form no part of this Lease and shall be deemed to have been inserted for convenience of reference only.

9.23 **Demised Premises**

Save and except for any work to be performed by the Landlord as specifically set out herein, the taking of possession of the Demised Premises by the Tenant shall be conclusive evidence that the Tenant accepts the Premises in an "as is" condition and that the Demised Premises were in a good and satisfactory condition at the time possession was so taken.

9.24 **Contra Proferentum**

The parties acknowledge and agree that both parties have participated in the drafting of this Lease, and any rule of law providing that ambiguities shall be construed against the drafting party shall be of no force or effect.

9.25 **Theft**

The Landlord shall not be liable for the theft of any property of the Tenant in the Demised Premises.

9.26 **Registration**

The Tenant covenants and agrees it will not register this Lease or notice thereof in any Registry or Land Titles Office.

9.27 **Planning Act**

This Lease shall be conditional upon compliance with the Planning Act R.S.O. 1990 and the amendments thereto.

9.28 **Severability**

If any provision of this Lease is determined by a Court to be illegal or unenforceable, it shall be considered to be separate and severable from this Lease.

9.29 **Joint and Several**

The liability to pay Base Rental and additional rental and to perform all other obligations under this Lease of each individual, corporation, partnership or business association executing this Lease shall be deemed joint and several.

9.30 **Covenants**

All obligations of the Tenant, although not expressed as a covenant, shall be considered to be covenants for all purposes.

9.31 **Agents**

The Tenant acknowledges, covenants and agrees that every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Landlord or to which the Landlord is entitled hereunder shall also be available and shall extend to protect every such agent of the Landlord acting (in the course of or in connection with his employment or otherwise), and for the purposes of all of the foregoing provisions of this Clause, the Landlord is or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of persons who are or might be his servants, employees or agents from time to time.

9.32 **First Option to Extend**

Provided it is mutually agreed and understood that if the Tenant duly and regularly pays the Base Rental and additional rental and performs all of the provisos and agreements contained herein on the part of the Tenant to be performed, and provided further that the Tenant is not habitually in default under the terms of this Lease and is not in default at the time of the exercise of the option herein, then the Landlord shall, at the expiration of the term hereof, upon written request of the Tenant, grant to the Tenant an extension of this Lease for a further period of five (5) years (the **"First Extension Term"**) upon the same terms and conditions as contained herein, save as to the Base Rental rate, save

as to any Landlord's Warranty, save as to any Landlord's Work, save as to any Gross Free Rent, save as to any Fixturing Period/Early Occupancy, and save as to any further right of extension beyond the Second Option to Extend and in an "as-is" condition. Provided always that the Tenant shall have given to the Landlord at least 180 days' and not more than 270 days' prior notice in writing before the expiration of the extension term of its desire to have such extension. The Base Rental rate for the First Extension Term shall be at the then current market rate for similar Premises in a similar area and as mutually agreed between the Landlord and the Tenant. In the event that the Landlord and the Tenant are unable to agree upon the Base Rental rate for the First Extension Term by 120 days prior to the maturity date, the matter shall be submitted to arbitration by notice given by either party to the other. Upon such notice being given, the dispute shall be determined by the award of 3 arbitrators, or by a majority of them, one to be named by the Landlord and one by the Tenant within 30 days of the giving of such notice, and the 3rd to be selected by these 2 arbitrators within 7 days after both have been nominated. If either the Landlord or the Tenant shall neglect or refuse to name its arbitrator in the time specified or to proceed with the arbitration, the arbitrator named by the other party shall proceed with the arbitration, and the award of such arbitrator shall be final and binding upon the Landlord and the Tenant. The Arbitrators shall have all the power given by the Arbitrations Act of Ontario and may at any time proceed in such manner as they see fit on such notice as they deem reasonable in the absence of either party, if such party fails to attend. Each party shall pay its own costs and shall share equally the costs of arbitration. The award and determination of the arbitrators shall be final and binding upon both parties hereto and each party agrees not to appeal any such award or determination.

In no event shall the Base Rental for the First Extension Term be less than the highest Base Rental payable under the original Term.

If the award of the arbitrators is not given before the commencement date of the First Extension Term, then the Tenant shall commence paying rent at the market rate as determined by the Landlord together with additional rental, which shall be adjusted forthwith after the award of the arbitrators has become final and binding, to be calculated from the commencement date of the First Extension Term.

Interest at the rate set out herein shall be calculated monthly on the difference between the Base Rental paid by the Tenant and the actual amount awarded by the arbitrators and shall be paid forthwith upon demand when the arbitrators' decision has been made.

The extension of lease form shall be prepared by the Landlord at the Tenant's cost and the Tenant covenants and agrees to pay to the Landlord said costs forthwith upon demand.

9.33 **Second Option to Extend**

Provided it is mutually agreed and understood that if the Tenant duly and regularly pays the Base Rental and additional rental and performs all of the provisos and agreements contained herein on the part of the Tenant to be performed, and provided further that the Tenant is not habitually in default under the terms of this Lease and is not in default at the time of the exercise of the option herein and provided the Tenant exercises the First Option to Extend, then the Landlord shall, at the expiration of the First Extension Term hereof, upon written request of the Tenant, grant to the Tenant an extension of this Lease for a further period of five (5) years (the **"Second Extension Term"**) upon the same terms and conditions as contained herein, save as to the Base Rental rate, save as to any Landlord's Warranty, save as to any Landlord's Work, save as to any Gross Free Rent, save as to any Fixturing Period/Early Occupancy, and save as to any further right of extension and in an "as-is" condition. Provided always that

the Tenant shall have given to the Landlord at least 180 days' and not more than 270 days' prior notice in writing before the expiration of the First Extension Term of its desire to have such extension. The Base Rental rate for the Second Extension Term shall be at the then current market rate for similar Premises in a similar area and as mutually agreed between the Landlord and the Tenant. In the event that the Landlord and the Tenant are unable to agree upon the Base Rental rate for the Second Extension Term by 120 days prior to the maturity date, the matter shall be submitted to arbitration by notice given by either party to the other. Upon such notice being given, the dispute shall be determined by the award of 3 arbitrators, or by a majority of them, one to be named by the Landlord and one by the Tenant within 30 days of the giving of such notice, and the 3rd to be selected by these 2 arbitrators within 7 days after both have been nominated. If either the Landlord or the Tenant shall neglect or refuse to name its arbitrator in the time specified or to proceed with the arbitration, the arbitrator named by the other party shall proceed with the arbitration, and the award of such arbitrator shall be final and binding upon the Landlord and the Tenant. The Arbitrators shall have all the power given by the Arbitrations Act of Ontario and may at any time proceed in such manner as they see fit on such notice as they deem reasonable in the absence of either party, if such party fails to attend. Each party shall pay its own costs and shall share equally the costs of arbitration. The award and determination of the arbitrators shall be final and binding upon both parties hereto and each party agrees not to appeal any such award or determination.

In no event shall the Base Rental for the Second Extension Term be less than the highest Base Rental payable under the First Extension Term.

If the award of the arbitrators is not given before the commencement date of the Second Extension Term, then the Tenant shall commence paying rent at the market rate as determined by the Landlord together with additional rental, which shall be adjusted forthwith after the award of the arbitrators has become final and binding, to be calculated from the commencement date of the Second Extension Term.

Interest at the rate set out herein shall be calculated monthly on the difference between the Base Rental paid by the Tenant and the actual amount awarded by the arbitrators and shall be paid forthwith upon demand when the arbitrators' decision has been made.

The extension of lease form shall be prepared by the Landlord at the Tenant's cost and the Tenant covenants and agrees to pay to the Landlord said costs forthwith upon demand.

9.34 **<u>Additional Rent</u>**

In addition to Base Rental outlined herein, the Tenant shall pay, as additional rental, in the same manner as Base Rental, realty taxes and operating costs (maintenance, management fee) for the Building and Premises, which shall include but not be limited to roof, landscaping, parking and loading area asphalt, snow clearing and salting (the **"Additional Rent"**) which, for 2014, is estimated at:

- Realty Taxes: $1.52 psf
- Maintenance: $1.13 psf
- Total: $2.65 psf

9.35 **<u>Fixturing Period/Early Occupancy</u>**

It is understood and agreed that, provided this Lease has been executed by both the Landlord and the Tenant, and upon the Tenant providing evidence of

Tenant's insurance satisfactory to the Landlord, the Tenant shall be granted possession of the Premises upon both parties fully executing this Lease, in order to prepare the Premises for the operation of its business, provided that, during the said early occupancy period, the Tenant shall comply with all the terms and conditions of this Lease, other than the obligation to pay any Base Rental or Additional Rent, other than utilities.

9.36 **Gross Free Rent**

The Tenant shall not pay Base Rental and Additional Rent for for the following months of the Term: October, 2014; November, 2014; January, 2015; February, 2015; March, 2015; and, April, 2015. During these months the Tenant shall not be required to pay for the Base Rental and Additional Rent, however the Tenant shall be responsible for the payment of all utilities consumed and will otherwise be responsible for all of its obligations under this Lease other than the obligation to pay Base Rental and Additional Rent.

9.37 **Signage**

The Tenant, at its own expense, will have the right to erect a sign(s) on the exterior front of the building and at the edge of the property, fronting the road, denoting its tenancy therein provided such sign(s) conforms with the Municipal By Laws and owner's regulations governing signs.

9.38 **Mechanicals Installations**

It is understood and agreed that the Tenant shall be responsible to enter into maintenance agreements with qualified contractors (acceptable to the Landlord) for the HVAC, overhead doors and levelers, and the freezer and cooler equipment and provide the Landlord with copies of all contracts, paid invoices and reports during the Term.

9.39 **"As Is" Condition**

The Tenant acknowledges that it is accepting the Premises in an "as is" condition and will not be calling upon the Landlord to complete any work other than the following, which will be completed by the Landlord in accordance with the Landlord's standard plans and specifications, as soon as possible after Lease execution:

(a) Start up freezer and cooler equipment (other than in the former derby dog food area);

(b) Ensure that all existing HVAC is in good working order;

(c) Ensure that all dock doors, man doors, levelers and weather stripping are in good working order; and

(d) Replace all burnt out light bulbs in the Premises.

It is understood and agreed that the Tenant shall permit the Landlord unimpeded access to complete any requisite work. For clarity, it is further understood and agreed that the Landlord is not providing any warranty with respect to any of the building systems or related equipment including the freezer and cooling equipment. The Tenant further acknowledges that it has been advised of the existence of non friable asbestos within the Premises and the Landlord shall remove same and provide a clean report.

9.40 **Freezer/Cooler Equipment**

It is understood and agreed that the Tenant will be responsible for the maintaining, repairing and replacing of all HVAC and freezer and cooler equipment, all at the Tenant's sole cost.

9.41 **Indemnifier**

The Indemnifier named herein covenants and agrees to execute and deliver to the Landlord, coincidental with the execution of this Lease, an indemnity agreement in the form set forth in Schedule "C" attached hereto.

9.42 **Binding on Heirs**

This Lease and everything herein contained shall extend to and bind and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and/or permitted assigns, subject to the consent of the Landlord being obtained as hereinbefore provided to any assignment, sublease or parting with possession of the Demised Premises by the Tenant.

IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their corporate seals duly attested to by the hands of their respective proper signing officers authorized in that behalf the day, month and year first above written.

MENKES GTA INDUSTRIAL HOLDINGS INC.

Per: ______________________________
[Authorized Signing Officer]

GOUDAS FOOD PRODUCTS & INVESTMENTS LIMITED

Per: ______________________________
[Authorized Signing Officer]

AC SIMMONDS AND SONS INC.

Per: ______________________________
[Authorized Signing Officer]

SCHEDULE "A"


OFFICE
MEZZANINE
MEZZANINE
MEZZANINE